Exhibit 99.1

news FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Second Quarter 2012 Results

Cash Flows from Operations Increase to $1.460 Billion

Nashville, Tenn., August 6, 2012 – HCA Holdings, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2012.

Key second quarter metrics (all percentage changes compare 2Q 2012 to 2Q 2011 unless noted):

•	Revenues increased 11.9 percent to $8.112 billion

•	Net income attributable to HCA Holdings, Inc. totaled $391 million, or $0.85 per diluted share

•	Adjusted EBITDA increased 10.5 percent to $1.569 billion

•	Cash flows from operations increased 95 percent to $1.460 billion

•	Same facility equivalent admissions increased 3.9 percent while same facility admissions increased 2.5 percent

•	Same facility revenue per equivalent admission declined 0.1 percent

Revenue growth in the second quarter was once again driven by increased patient volume and the consolidation of our HealthONE venture, which was accounted for using the equity method for periods prior to November 2011. Revenue in the second quarter of 2012 increased to $8.112 billion, from $7.249 billion in the second quarter of 2011. On a same facility basis, revenues in the second quarter of 2012 increased 3.8 percent to $7.442 billion.

Same facility equivalent admissions increased 3.9 percent in the second quarter of 2012 compared to the prior year period, while same facility admissions increased 2.5 percent. Emergency room visits increased 8.8 percent in the second quarter of 2012, on a same facility basis, compared to the prior year period.

Net income attributable to HCA Holdings, Inc. totaled $391 million, or $0.85 per diluted share, compared to $229 million, or $0.43 per diluted share, in the second quarter of 2011. Results for the second quarter of 2011 include losses on retirement of debt of $75 million, or $0.08 per diluted share.

Adjusted EBITDA increased to $1.569 billion compared to $1.420 billion in the second quarter of 2011. Adjusted EBITDA is a non-GAAP financial measure. Tables providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Holdings, Inc. to Adjusted EBITDA are included in this release.

During the second quarter of 2012, salaries and benefits, supplies and other operating expenses totaled $6.622 billion, or 81.7 percent of revenues, compared to $5.941 billion, or 81.9 percent of revenues, in the second quarter of 2011.

Six Months Ended June 30, 2012

Revenues for the six months ended June 30, 2012 totaled $16.517 billion compared to $14.655 billion in the same period of 2011. Net income attributable to HCA Holdings, Inc. was $931 million, or $2.03 per diluted share, compared to $469 million, or $0.94 per diluted share, for the first six months of 2011. Results for the six months ended June 30, 2012 include net favorable Medicare adjustments which increased revenues by $188 million, Adjusted EBITDA by $170 million and diluted earnings per share by $0.22. Results for the six months ended June 30, 2011 include losses on retirement of debt of $75 million, or $0.09 per diluted share, and a charge for the termination of a management agreement of $181 million, or $0.30 per diluted share.

Balance Sheet and Cash Flows from Operations

As of June 30, 2012, HCA Holdings, Inc.’s balance sheet reflected cash and cash equivalents of $518 million, total debt of $27.041 billion and total assets of $27.132 billion. Total debt outstanding decreased by $861 million from the first quarter of 2012. During the second quarter of 2012, capital expenditures totaled $449 million, excluding acquisitions. Net cash provided by operating activities in the second quarter of 2012 totaled $1.460 billion compared to $748 million in the prior year’s second quarter. The improvement in cash flows from operating activities was primarily due to increased net income and favorable changes in operating assets and liabilities during the quarter, including our receipt of payment on the first quarter 2012 rural floor Medicare settlement and a reduction of interest payments.

As of June 30, 2012, HCA operated 163 hospitals and 110 freestanding surgery centers.

Guidance

HCA also is affirming its previously issued guidance for the year ending December 31, 2012.

2012 Guidance
Revenues (1)	$32 to $33 billion
Adjusted EBITDA (2)	$6.37 to $6.62 billion
Adjusted EPS (diluted) (2) (3)	$3.57 to $3.77

(1)	Revenues are net of the provision for doubtful accounts
(2)	Adjusted EBITDA and Adjusted EPS (diluted) are non-GAAP measures.
(3)	Adjusted EPS (diluted) excludes non-operational items, such as (but not limited to), gains or losses on sales of facilities, gain on acquisition of controlling interest in equity investments, impairments of long-lived assets, losses on retirement of debt and termination of management agreement

Assumptions:

This guidance range excludes the impact of items, if applicable, that are non-operational in nature. The guidance includes estimated electronic health record (EHR) incentive income assumptions in a range of $325-$350 million and EHR expenses in a range of $90-$115 million (most recent expense range was $125-$150 million). It is also subject to certain conditions including those as set forth below in the Company’s “Cautionary Statement about Preliminary Results and Other Forward-Looking Information”.

Earnings Conference Call

HCA will host a conference call for investors at 8:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1007615 or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Cautionary Statement about Preliminary Results and Other Forward-Looking Information

This press release contains forward-looking statements based on current management expectations. Those forward-looking statements include statements regarding estimated EHR incentive income and related EHR operating expenses and all other statements that do not relate solely to historical or current facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the enactment and implementation of the Budget Control Act of 2011 and the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (4) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (5) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or Waiver Programs, that may impact reimbursements to health care providers and insurers, (6) the highly competitive nature of the health care business, (7) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (8) the efforts of insurers, health care providers and others to contain health care costs, (9) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (10) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (11) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (12) changes in accounting practices, (13) changes in general economic conditions nationally and regionally in our markets, (14) future divestitures which may result in charges and possible impairments of long-lived assets, (15)

changes in business strategy or development plans, (16) delays in receiving payments for services provided, (17) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (18) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (19) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (20) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2011 and other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

(Dollars in millions, except per share amounts)

	2012		2011
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$9,153		$8,024
Provision for doubtful accounts	1,041		775

Revenues	8,112	100.0%	7,249	100.0%
Salaries and benefits	3,707	45.7	3,320	45.8
Supplies	1,422	17.5	1,295	17.9
Other operating expenses	1,493	18.5	1,326	18.2
Electronic health record incentive income	(70)	(0.9)	(39)	(0.5)
Equity in earnings of affiliates	(9)	(0.1)	(73)	(1.0)
Depreciation and amortization	420	5.2	358	5.0
Interest expense	448	5.5	520	7.2
Losses on sales of facilities	2	—	—	—
Losses on retirement of debt	—	—	75	1.0

	7,413	91.4	6,782	93.6

Income before income taxes	699	8.6	467	6.4
Provision for income taxes	214	2.6	147	2.0

Net income	485	6.0	320	4.4
Net income attributable to noncontrolling interests	94	1.2	91	1.2

Net income attributable to HCA Holdings, Inc.	$391	4.8	$229	3.2

Diluted earnings per share	$0.85		$0.43
Shares used in computing diluted earnings per share (000)	458,621		538,557
Comprehensive income attributable to HCA Holdings, Inc.	$353		$234

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2012 and 2011

(Dollars in millions, except per share amounts)

	2012		2011
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$18,352		$16,079
Provision for doubtful accounts	1,835		1,424

Revenues	16,517	100.0%	14,655	100.0
Salaries and benefits	7,443	45.1	6,615	45.1
Supplies	2,841	17.2	2,570	17.5
Other operating expenses	2,986	18.1	2,648	18.2
Electronic health record incentive income	(125)	(0.8)	(39)	(0.3)
Equity in earnings of affiliates	(20)	(0.1)	(149)	(1.0)
Depreciation and amortization	837	5.0	716	4.9
Interest expense	890	5.4	1,053	7.2
Losses on sales of facilities	3	—	1	—
Losses on retirement of debt	—	—	75	0.5
Termination of management agreement	—	—	181	1.2

	14,855	89.9	13,671	93.3

Income before income taxes	1,662	10.1	984	6.7
Provision for income taxes	538	3.3	330	2.2

Net income	1,124	6.8	654	4.5
Net income attributable to noncontrolling interests	193	1.2	185	1.3

Net income attributable to HCA Holdings, Inc.	$931	5.6	$469	3.2

Diluted earnings per share	$2.03		$0.94
Shares used in computing diluted earnings per share (000)	458,467		500,463
Comprehensive income attributable to HCA Holdings, Inc.	$922		$558

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

			For the Six Months
	Second Quarter		Ended June 30,
	2012	2011	2012	2011
Revenues	$8,112	$7,249	$16,517	$14,655

Net income attributable to HCA Holdings, Inc.	$391	$229	$931	$469
Losses on sales of facilities (net of tax)	1	1	2	3
Losses on retirement of debt (net of tax)	—	47	—	47
Termination of management agreement (net of tax)	—	—	—	149

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement (a)	392	277	933	668
Depreciation and amortization	420	358	837	716
Interest expense	448	520	890	1,053
Provision for income taxes	215	174	539	388
Net income attributable to noncontrolling interests	94	91	193	185

Adjusted EBITDA (a)	$1,569	$1,420	$3,392	$3,010

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$0.85	$0.43	$2.03	$0.94
Losses on sales of facilities	—	—	—	0.01
Losses on retirement of debt	—	0.08	—	0.09
Termination of management agreement	—	—	—	0.30

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement (a)	$0.85	$0.51	$2.03	$1.34

Shares used in computing diluted earnings per share (000)	458,621	538,557	458,467	500,463

(a)	Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles ("GAAP"). We believe net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (including; net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses on sales of facilities, losses on retirement of debt and termination of management agreement and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Holdings, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30,	March 31,	December 31
	2012	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$518	$471	$373
Accounts receivable, net	4,485	4,878	4,533
Inventories	1,055	1,046	1,054
Deferred income taxes	323	226	594
Other	756	661	679

Total current assets	7,137	7,282	7,233

Property and equipment, at cost	28,742	28,354	28,075
Accumulated depreciation	(15,896)	(15,567)	(15,241)

	12,846	12,787	12,834

Investments of insurance subsidiaries	495	536	548
Investments in and advances to affiliates	102	108	101
Goodwill and other intangible assets	5,431	5,398	5,251
Deferred loan costs	281	292	290
Other	840	736	641

	$27,132	$27,139	$26,898

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,517	$1,412	$1,597
Accrued salaries	970	909	965
Other accrued expenses	1,651	1,453	1,585
Long-term debt due within one year	1,309	1,841	1,407

Total current liabilities	5,447	5,615	5,554

Long-term debt	25,732	26,061	25,645
Professional liability risks	1,039	1,030	993
Income taxes and other liabilities	1,857	1,757	1,720

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Holdings, Inc.	(8,243)	(8,613)	(8,258)
Noncontrolling interests	1,300	1,289	1,244

Total deficit	(6,943)	(7,324)	(7,014)

	$27,132	$27,139	$26,898

HCA Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(Dollars in millions)

	2012	2011
Cash flows from operating activities:
Net income	$1,124	$654
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	(1,927)	(1,576)
Provision for doubtful accounts	1,835	1,424
Depreciation and amortization	837	716
Income taxes	326	317
Losses sales of facilities	3	1
Losses on retirement of debt	—	75
Amortization of deferred loan costs	29	39
Share-based compensation	23	16
Other	7	—

Net cash provided by operating activities	2,257	1,666

Cash flows from investing activities:
Purchase of property and equipment	(784)	(776)
Acquisition of hospitals and health care entities	(139)	(168)
Disposition of hospitals and health care entities	6	54
Change in investments	35	76
Other	(4)	2

Net cash used in investing activities	(886)	(812)

Cash flows from financing activities:
Issuance of long-term debt	1,350	—
Net change in revolving credit facilities	(820)	(1,524)
Repayment of long-term debt	(608)	(1,508)
Distributions to noncontrolling interests	(191)	(185)
Payment of debt issuance costs	(19)	(12)
Issuance of common stock	—	2,506
Distributions to stockholders	(982)	(30)
Income tax benefits	71	49
Other	(27)	(22)

Net cash used in financing activities	(1,226)	(726)

Change in cash and cash equivalents	145	128
Cash and cash equivalents at beginning of period	373	411

Cash and cash equivalents at end of period	$518	$539

Interest payments	$854	$1,043
Income tax payments (refunds), net	$141	$(36)

HCA Holdings, Inc.

Operating Statistics

			For the Six Months
	Second Quarter		Ended June 30,
	2012	2011	2012	2011
Operations:
Number of Hospitals	163	157	163	157
Number of Freestanding Outpatient Surgery Centers	110	98	110	98
Licensed Beds at End of Period	41,817	39,472	41,817	39,472
Weighted Average Licensed Beds	41,789	39,356	41,765	39,209

Reported:
Admissions	428,200	397,500	871,500	804,400
% Change	7.7%		8.3%
Equivalent Admissions	700,800	638,900	1,411,900	1,277,300
% Change	9.7%		10.5%
Revenue per Equivalent Admission	$11,576	$11,346	$11,699	$11,473
% Change	2.0%		2.0%
Inpatient Revenue per Admission	$11,363	$11,252	$11,566	$11,360
% Change	1.0%		1.8%
Patient Days	2,012,300	1,889,600	4,131,200	3,869,800
% Change	6.5%		6.8%
Equivalent Patient Days	3,293,800	3,038,300	6,692,500	6,145,200
% Change	8.4%		8.9%
Inpatient Surgery Cases	126,700	120,200	255,000	239,900
% Change	5.5%		6.3%
Outpatient Surgery Cases	219,800	199,100	437,300	392,100
% Change	10.4%		11.5%
Emergency Room Visits	1,714,200	1,512,000	3,402,600	3,039,600
% Change	13.4%		11.9%
Outpatient Revenues as a Percentage of Patient Revenues	38.8%	37.1%	37.8%	36.5%
Average Length of Stay	4.7	4.8	4.7	4.8
Occupancy	52.9%	52.8%	54.3%	54.5%
Equivalent Occupancy	86.7%	84.8%	88.0%	86.5%

Same Facility:
Admissions	403,700	393,900	822,600	799,800
% Change	2.5%		2.9%
Equivalent Admissions	656,500	631,800	1,322,700	1,267,600
% Change	3.9%		4.4%
Revenue per Equivalent Admission	$11,336	$11,343	$11,473	$11,459
% Change	-0.1%		0.1%
Inpatient Revenue per Admission	$11,221	$11,255	$11,413	$11,364
% Change	-0.3%		0.4%
Inpatient Surgery Cases	118,500	119,300	238,700	237,700
% Change	-0.6%		0.4%
Outpatient Surgery Cases	196,100	195,500	391,600	386,100
% Change	0.3%		1.4%
Emergency Room Visits	1,622,100	1,490,500	3,215,800	3,003,000
% Change	8.8%		7.1%